UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2010

WILMINGTON TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (302) 651-1000

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 31, 2010, Wilmington Trust Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with M&T Bank Corporation, a New York corporation (“M&T”), and MTB One, Inc., a Delaware corporation and wholly-owned subsidiary of M&T, pursuant to which, among other things, Merger Sub will be merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of M&T, subject to the terms and conditions of the Merger Agreement.

In the Merger, the Company’s common stockholders will receive 0.051372 shares of M&T common stock, with a value of $3.84 per share of Company common stock, based on the closing price of M&T common stock on Friday, October 29, 2010, or an aggregate of approximately $351 million.

The Company’s issued and outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), held by the United States Department of the Treasury, will be exchanged for one-one hundredth (1/100) of a share of M&T preferred stock with substantially the same rights, powers, and preferences as the Series A Preferred Stock.  The warrant issued to the United States Department of the Treasury in connection with the issuance of the Series A Preferred Stock will be converted automatically into a warrant to purchase M&T common stock, subject to appropriate adjustments.

The Merger Agreement contains representations and warranties customary for transactions of this type, and which, in the case of the Company’s representations and warranties, are qualified by the confidential disclosures provided by the Company to M&T in connection with the Merger Agreement, as well as matters included in the Company’s reports filed with the United States Securities and Exchange Commission.  The Company has agreed to various customary covenants and agreements, including, among others, (1) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (2) not to engage in certain kinds of transactions during this period, (3) to convene and hold a meeting of its stockholders to consider and vote upon the Merger, and (4) not to (A) solicit, initiate, or knowingly encourage any alternative proposal to acquire the Company, or (B) subject to certain exceptions, provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding or any such proposal.

The Merger Agreement has been approved by the Board of Directors of each of the Company and M&T.  Subject to the satisfaction of customary closing conditions, the parties anticipate completing the transaction in the second quarter of 2010.  Upon the effectiveness of the Merger, Donald E. Foley, the current Chairman of the Board of Directors and Chief Executive Officer of the Company, will be appointed to the Board of Directors of M&T.

Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the stockholders of the Company, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.

The Merger Agreement also contains certain termination provisions for the Company and M&T and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay M&T a termination fee of $30 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and is incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Rights Agreement Amendment

In connection with the Merger Agreement, on October 31, 2010, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of December 16, 2004, between the Company and Wells Fargo Bank, N.A. (the “Rights Agreement”).  The Rights Agreement Amendment provides, among other things, that none of the execution of the Merger Agreement, the consummation the Merger, or the other transactions contemplated by the Merger Agreement will trigger the exercise of the stockholder rights under the Rights Agreement.  The Rights Agreement Amendment also provides that none of M&T, Merger Sub, or any of their affiliates or associates will be deemed an “Acquiring Person” under the Rights Agreement, and no “Distribution Date” will be deemed to occur, in each case, solely by virtue of the approval, execution, delivery, or adoption of the Merger Agreement, the consummation of the Merger, or any other transactions contemplated by the Merger Agreement.

The Rights Agreement Amendment also provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger and, following the termination, the holders of the rights would not be entitled to any interest under the Rights Agreement.  If for any reason the Merger Agreement is terminated, the Rights Agreement Amendment will terminate automatically and the Rights Agreement will remain exactly the same as it existed immediately prior to execution of the Rights Agreement Amendment.

The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached as Exhibit 4.1 to this Report and is incorporated by reference herein.

ITEM 3.03 Material Modification to Rights of Security Holders

The disclosure regarding the Rights Agreement Amendment set forth under Item 1.01 of this Report is incorporated by reference into this Item 3.03.

ITEM 8.01 Other Events

On November 1, 2010, M&T and the Company issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements relating to the proposed merger of the Company and M&T, including the expected date of closing and potential benefits of the merger.  The actual results of the merger could vary materially as a result of a number of factors, including the possibility that competing offers will be made and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause actual results to differ materially include those set forth in the reports that we file with the U.S. Securities and Exchange Commission from time to time, including our annual report on Form 10-K for the year ended December 31, 2009 and quarterly and current reports on Form 10-Q and 8-K.  These forward-looking statements reflect the Company’s expectations as of the date those documents were filed.  The Company undertakes no obligation to update the information provided herein.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, M&T will file with the U.S. Securities and Exchange Commission a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of M&T.  The Company will mail the proxy statement/prospectus to its stockholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the proxy statement/prospectus (when available) and other documents relating to this transaction filed with the SEC by the

Company and M&T at the SEC’s website at www.sec.gov.  The proxy statement (when it is available) and the other documents may also be obtained free of charge at the Company’s website at http://www.wilmingtontrust.com under the tab “Investor Relations” and then under the heading “SEC Filings,” or at M&T’s website at (http://www.mtb.com) under the tab “About Us,” then under the heading “Investor Relations,” and then under the heading “SEC Filings.”

The Company and M&T and their respective directors, executive officers, and other members of their management and employees, under the Securities and Exchange Commission’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger.  Information regarding the persons who may, under the SEC’s rules, be considered participants in the solicitation of stockholders in connection with the merger will be set forth in the proxy statement when it is filed with the SEC.  You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on February 22, 2010.  You can find information about M&T’s executive officers and directors in its definitive proxy statement filed with the SEC on March 5, 2010.  You may obtain free copies of these documents from the Company or M&T, as applicable, by using the contact information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	WILMINGTON TRUST CORPORATION

	By:	/s/ Donald E. Foley
Donald E. Foley
Chief Executive Officer
(Authorized officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 31, 2010, among Wilmington Trust Corporation, M&T Bank Corporation, and MTB One, Inc.
4.1	Amendment No. 1 to the Rights Agreement, dated October 31, 2010, between Wilmington Trust Corporation and Wells Fargo Bank, N.A.
99.1	Joint Press Release, issued by Wilmington Trust Corporation and M&T Bank Corporation on November 1, 2010